Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114007) and on Form S-3 (No. 333-123677 and 333-130549) of NRG Energy, Inc. of our report dated March 14, 2006, relating to the consolidated financial statements of West Coast Power LLC, which appears in this form 10-K/A Amendment No. 1.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
March 23, 2006